 Exhibit 99.1

ICON INCOME FUND

NINE, LLC

PORTFOLIO OVERVIEW

SECOND QUARTER

2012

Letter from the CEOs                                                                                                                      As of October 16, 2012

Dear investor in ICON Income Fund Nine, LLC:

We write to briefly summarize our activity for the second quarter ended June 30, 2012.  A more detailed analysis, which we encourage you to read, is contained in our Form 10-Q.  Our Form 10-Q and our other quarterly, annual and current reports are available in the Investor Relations section of our website, www.iconinvestments.com.

As of June 30, 2012, Fund Nine was in its liquidation period. During the liquidation period, distributions generated from net rental income and proceeds from equipment sales generally fluctuate as remaining leases come to maturity or equipment is sold. During the second quarter of 2012, we made distributions in the amount of $858,349.

During the 2012 calendar year through June 30, 2012, we sold Great Dane refrigeration trailers that were previously subject to lease with Conwell Corporation (“Conwell”) for approximately $319,000.  Fund Nine initially purchased the refrigeration trailers for approximately $1,962,000. Through July 2, 2012, we collected approximately $2,790,000 in rental and sale proceeds.

We invite you to read through our portfolio overview on the pages that follow for a more detailed explanation of the investments noted above as well as more information regarding Fund Nine’s operations to date. As always, thank you for entrusting ICON with your investment assets.

Sincerely,

Michael A. Reisner	Mark Gatto
Co-President and Co-Chief Executive Officer	Co-President and Co-Chief Executive Officer

ICON Income Fund Nine, LLC

Second Quarter 2012 Portfolio Overview

We are pleased to present ICON Income Fund Nine, LLC’s (the “Fund”) Portfolio Overview for the second quarter of 2012.  References to “we,” “us,” and “our” are references to the Fund, and references to the “Manager” are references to the manager of the Fund, ICON Capital Corp.

The Fund

We raised approximately $100,000,000 commencing with our initial offering on November 26, 2001 through the closing of the offering on April 30, 2003.

On May 1, 2008, we entered our liquidation period, which is expected to continue for several more years.  During the liquidation period, we began the gradual, orderly termination of the Fund’s operations and affairs, and liquidation or disposition of its equipment, leases and financing transactions.

Additionally, during the liquidation period, you will receive distributions that are generated from net rental income or equipment sales when realized.  In some months, the distribution may be larger, in some months the distribution may be smaller, and in some months there may not be any distribution.

Portfolio Overview

Our portfolio consists of investments that we have made directly, as well as those that we have made with our affiliates.  As of June 30, 2012, our portfolio consisted of the following investments:

•
Thirteen Great Dane refrigeration trailers subject to lease with Conwell Corporation. The lease expired in April 2010 and continued on a month-to-month basis through February 2012.  Through July 2, 2012, we collected approximately $2,790,000 in rental and sale proceeds.

•
Two Airbus A340-313X aircraft (B-HXO and B-HXN) leased to Aerolineas Argentinas S.A.  We own all of the interests in the entity that owns B-HXO and own 50% of the interests in the entity that owns B-HXN. The leases are set to expire in January 2018 and February 2018.

•
Three roll-on-roll-off vehicle transportation vessels bareboat chartered to Wilhelmsen Lines Shipowning AS.  The bareboat charters for all three vessels were extended through December 2013.  In connection with the bareboat charter extensions, the outstanding debt attributable to each vessel was refinanced, thereby allowing us to generate additional free cash over the remaining term and to realize approximately $22,000,000 in cash proceeds at closing of the refinance.

Transactions with Related Parties

Our Manager performs certain services relating to the management of our equipment leasing and financing activities.  Such services include, but are not limited to, the collection of lease payments from the lessees of the equipment, re-leasing services in connection with equipment which is off-lease, inspections of the equipment, liaising with and general supervision of lessees to ensure that the equipment is being properly operated and maintained, monitoring performance by the lessees of their obligations under the leases and the payment of operating expenses.

Administrative expense reimbursements were costs incurred by our Manager or its affiliates that were necessary to our operations.  These costs included our Manager’s and its affiliates’ legal, accounting, investor relations and operations personnel, as well as professional fees and other costs that were charged to us based upon the percentage of time such personnel dedicated to us.  Excluded were salaries and related costs, office rent, travel expenses and other administrative costs incurred by individuals with a controlling interest in our Manager.

Although our Manager continues to provide the services described above, in 2008, our Manager waived its right to future management fees and administrative expense reimbursements.

Our Manager also has a 1% interest in our profits, losses, cash distributions and liquidation proceeds.  We paid distributions to our Manager in the amounts of $8,583 and $15,658 for the three and six months ended June 30, 2012, respectively.  Additionally, our Manager’s interest in our net loss was $5,426 and $12,560 for the three and six months ended June 30, 2012, respectively.

Your participation in the Fund is greatly appreciated.

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON Income Fund Nine, LLC
(A Delaware Limited Liability Company)
Consolidated Balance Sheets

Assets
	June 30,
	2012	December 31,
	(unaudited)	2011
Current assets:
Cash and cash equivalents	$2,154,281	$1,715,911
Current portion of net investment in finance leases	7,208,464	6,619,888
Equipment held for sale	33,082	-
Other current assets	779,910	400,981

Total current assets	10,175,737	8,736,780

Non-current assets:
Net investment in finance leases, less current portion	2,002,307	5,759,946
Leased equipment at cost (less accumulated depreciation of
$16,051,634 and $15,807,492, respectively)	32,401,546	34,491,282
Other non-current assets, net	45,111	66,667

Total non-current assets	34,448,964	40,317,895

Total Assets	$44,624,701	$49,054,675

Liabilities and Members' Equity

Current liabilities:
Current portion of non-recourse long-term debt	$29,978,640	$28,279,720
Interest rate swap contracts	321,258	548,169
Accrued expenses and other current liabilities	1,521,752	1,224,223

Total current liabilities	31,821,650	30,052,112

Non-current liabilities:
Non-recourse long-term debt, less current portion	1,800,000	5,400,000

Total Liabilities	33,621,650	35,452,112

Commitments and contingencies

Members' Equity:
Additional Members	12,061,844	14,855,432
Manager	(747,767)	(719,549)
Accumulated other comprehensive loss	(311,026)	(533,320)

Total Members' Equity	11,003,051	13,602,563

Total Liabilities and Members' Equity	$44,624,701	$49,054,675

ICON Income Fund Nine, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Operations and Comprehensive Loss
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Revenue:
Rental income	$1,168,018	$3,108,258	$2,061,655	$5,782,620
Finance income	462,232	715,709	991,937	1,488,321
Income from investments in joint ventures	-	30,202	-	67,908
Net gain on sales of equipment	5,984	-	49,196	-
Interest and other income	943	22,603	1,083	33,440

Total revenue	1,637,177	3,876,772	3,103,871	7,372,289

Expenses:
General and administrative	236,543	149,655	456,592	351,765
Repair and maintenance	48,880	-	818,576	-
Vessel operating expense	-	87,542	-	87,542
Interest	569,675	751,108	1,164,006	1,594,174
Depreciation and amortization	1,321,042	1,194,290	1,793,807	2,513,471
Impairment loss	-	11,034,993	-	22,314,396
Other operating expenses	3,606	-	126,887	-

Total expenses	2,179,746	13,217,588	4,359,868	26,861,348

Net loss	$(542,569)	$(9,340,816)	$(1,255,997)	$(19,489,059)

Net loss allocable to:
Additional Members	$(537,143)	$(9,247,408)	$(1,243,437)	$(19,294,169)
Manager	(5,426)	(93,408)	(12,560)	(194,890)

	$(542,569)	$(9,340,816)	$(1,255,997)	$(19,489,059)

Comprehensive loss:
Net loss	$(542,569)	$(9,340,816)	$(1,255,997)	$(19,489,059)
Change in valuation of interest rate swap contracts	113,658	147,537	222,294	393,989

Total comprehensive loss	$(428,911)	$(9,193,279)	$(1,033,703)	$(19,095,070)

Weighted average number of additional shares
of limited liability company interests outstanding	97,955	97,955	97,955	97,955

Net loss per weighted average additional share
of limited liability company interests outstanding	$(5.48)	$(94.40)	$(12.69)	$(196.97)

ICON Income Fund Nine, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Changes in Members' Equity

	Additional Members	Additional		Accumulated Other Comprehensive	Total Members'
	Shares	Members	Manager	Loss	Equity
Balance, December 31, 2011	97,955	$14,855,432	$(719,549)	$(533,320)	$13,602,563

Net loss	-	(706,294)	(7,134)	-	(713,428)
Change in valuation of interest rate swap contracts	-	-	-	108,636	108,636
Cash distributions	-	(700,385)	(7,075)	-	(707,460)

Balance, March 31, 2012 (unaudited)	97,955	13,448,753	(733,758)	(424,684)	12,290,311

Net loss	-	(537,143)	(5,426)	-	(542,569)
Change in valuation of interest rate swap contracts	-	-	-	113,658	113,658
Cash distributions	-	(849,766)	(8,583)	-	(858,349)

Balance, June 30, 2012 (unaudited)	97,955	$12,061,844	$(747,767)	$(311,026)	$11,003,051

ICON Income Fund Nine, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows
(unaudited)

	Six Months Ended June 30,
	2012	2011
Cash flows from operating activities:
Net loss	$(1,255,997)	$(19,489,059)
Adjustments to reconcile net loss to net cash
provided by operating activities:
Rental income paid directly to lenders by lessees	-	(5,025,000)
Finance income	(991,937)	(1,488,321)
Income from investments in joint ventures	-	(67,908)
Net gain on sales of equipment	(49,196)	-
Depreciation and amortization	1,793,807	2,513,471
Interest expense on non-recourse financing paid directly to lenders by lessees	349,718	1,386,224
Interest expense from amortization of debt financing costs	14,653	59,142
Impairment loss	-	22,314,396
Paid-in-kind interest	798,921	-
Changes in operating assets and liabilities:
Collection of finance leases	1,099,821	910,281
Other assets, net	(429,373)	(1,027,773)
Deferred revenue	-	(726,504)
Accrued expenses and other current liabilities	354,813	1,893,718

Net cash provided by operating activities	1,685,230	1,252,667

Cash flows from investing activities:
Proceeds from sales of equipment	318,949	265,583

Net cash provided by investing activities	318,949	265,583

Cash flows from financing activities:
Cash distributions to members	(1,565,809)	(909,478)

Net cash used in financing activities	(1,565,809)	(909,478)

Net increase in cash and cash equivalents	438,370	608,772

Cash and cash equivalents, beginning of the period	1,715,911	929,220

Cash and cash equivalents, end of the period	$2,154,281	$1,537,992

Supplemental disclosure of non-cash investing and financing activities:
Principal and interest on non-recourse long-term debt paid directly to lenders by lessees	$3,061,179	$8,275,719
Reclassification of leased equipment at cost to equipment held for sale	$86,012	$8,195,419

Forward-Looking Information – Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”).  These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected.  We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you.  It is typically filed either 45 or 90 days after the end of a quarter or year, respectively.  Usually this means a filing will occur on or around March 31, May 15, August 15, and November 15 of each year.  It contains financial statements and detailed sources and uses of cash plus explanatory notes.  You are always entitled to these reports.  Please access them by:

•	Visiting www.iconinvestments.com

or

•	Visiting www.sec.gov

or

•	Writing us at: Angie Seenauth c/o ICON Investments, 3 Park Avenue, 36th Floor, New York, NY 10016

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant.  Nevertheless, the reports are immediately available upon your request.

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